As filed with the Securities and Exchange Commission on July 12, 2019

Registration No. 333-_________

    UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
      Washington, D.C. 20549

 FORM S-3
REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

INNOVATIVE INDUSTRIAL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	81-2963381 (I.R.S. Employer Identification No.)

11440 West Bernardo Court, Suite 220

San Diego, California 92127

(858) 997-3332
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________________________________

Paul E. Smithers

President and Chief Executive Officer

INNOVATIVE INDUSTRIAL PROPERTIES, INC.

11440 West Bernardo Court, Suite 220

San Diego, California 92127

(858) 997-3332

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:
Carolyn Long, Esq.

Curt Creely, Esq.

FOLEY & LARDNER LLP

3579 Valley Centre Drive, Suite 300

San Diego, California 92130

(858) 847-6700

_____________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑           333-225702

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act. ☐

Large Accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☑ Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee
Common stock, par value $0.001 per share	$36,080,000	$4,373

Total	$36,080,000	$4,373

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price. Innovative Industrial Properties, Inc. previously registered an aggregate principal amount of $300,000,000 of the Company’s securities on the Registration Statement on Form S-3 (Registration No. 333-225702), as amended (the “Related Registration Statement”) and paid a fee of $37,350. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the remaining securities eligible to be sold under the Related Registration Statement is hereby registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Innovative Industrial Properties, Inc. (the “Company”) is filing this registration statement with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) and General Instruction IV of Form S-3, both promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-3 (File No. 333-225702), which was originally filed with the SEC on June 18, 2018 and declared effective on July 3, 2018 (the “Registration Statement”).

The Company is filing this registration statement for the purpose of registering additional securities of the Company with an aggregate offering price not to exceed $36,080,000. Pursuant to Rule 462(b) of the Securities Act, the information set forth in the Registration Statement, including all exhibits thereto and all information incorporated by reference therein, is incorporated by reference in this registration statement.

The required opinions and consents are listed on the exhibit index and filed with this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on this 12th day of July 2019.

INNOVATIVE INDUSTRIAL PROPERTIES, INC.

By:	/s/ Paul Smithers
Paul Smithers
President, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Paul Smithers	President and Chief Executive Officer (Principal Executive Officer)	July 12, 2019
Paul Smithers

	/s/ Catherine Hastings	Chief Financial Officer, Chief Accounting Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 12, 2019
Catherine Hastings

	*	Executive Chairman	July 12, 2019
Alan Gold

	*	Director	July 12, 2019
Gary Kreitzer

	*	Director	July 12, 2019
Scott Shoemaker

	*	Director	July 12, 2019
David Stecher

*By:	/s/ Paul Smithers
Paul Smithers
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

5.1	Opinion of Foley & Lardner LLP

8.1	Tax Opinion of Foley & Lardner LLP (including consent of such firm)

23.1	Consent of BDO USA, LLP

23.2	Consent of Foley & Lardner LLP (included in Exhibit 5.1)

23.3	Consent of Foley & Lardner LLP (included in Exhibit 8.1)

24.1*	Power of Attorney

*Included on the signature page of Innovative Industrial Properties, Inc.’s Registration Statement on Form S-3 (File No. 333-225702) originally filed June 18, 2018 and incorporated by reference herein.